UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2015
Amedica Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South
Salt Lake City, Utah 84119
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (801) 839-3500
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Registered and Unregistered Offerings
On September 8, 2015, Amedica Corporation (the “Company”) entered into a placement agency agreement (the “Placement Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Placement Agent”), pursuant to which the Company agreed to sell up to an aggregate of $15,000,000 of registered and unregistered securities (the “Securities”) directly to various investors through the Placement Agent (the “Offering”). Pursuant to the Placement Agreement, the Placement Agent will be entitled to a cash fee of 8.0% of the gross proceeds paid to the Company for the Securities.  In addition, the Company has agreed to reimburse the Placement Agent’s actual out-of-pocket expenses up to $60,000, and has agreed to issue the Placement Agent warrants to purchase 656,168 shares of Common Stock, which is equal to 5% of the number of shares of Common Stock sold in the public portion of the Offering (not including the Common Stock underlying the Series B Warrants (as described below)).
The Placement Agreement contains customary representations, warranties and covenants by the Company.  It also provides for customary indemnification by the Company and the Placement Agent for losses or damages arising out of or in connection with the sale of the Securities.  The Company has agreed to indemnify the Placement Agent against liabilities under the Securities Act of 1933, as amended.  The Company has also agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities.
Also on September 8, 2015, to effect the Offering the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors named therein (the “Investors”), pursuant to which the Company agreed to issue and sell, in a registered public offering by the Company directly to the Investors (the “Public Offering”), an aggregate of 13,123,360 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (“Common Stock”), at an offering price of $0.381 per share, and Series B Warrants to purchase 13,123,360 shares of Common Stock at an exercise price of $0.47 per share, for gross proceeds of at least $5.0 million before deducting the placement agent fee and related offering expenses (the “Initial Funding”). The Shares were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-205545), which was filed with the Securities and Exchange Commission (the “Commission”) on July 8, 2015, and was declared effective by the Commission on July 20, 2015 (the “Registration Statement”).
In a concurrent private placement (the “Private Placement”), the Company agreed to issue to the Investors Series A Warrants and Series C Warrants, each exercisable for 13,123,360 shares of Common Stock at an exercise price of $0.47 per share.
Shareholder approval is needed for the issuance of the shares underlying the Series B Warrants issued in the Public Offering, and, in the Private Placement, the issuance of the Series C Warrants, the Series D Warrants and the underlying shares of Common Stock issuable upon the exercise of the Series C Warrants and the Series D Warrants.
The Series A Warrants will be exercisable on the six month and one day anniversary of the date of issuance and will remain exercisable until the close of business on the five and one-half year anniversary of the date of issuance, but not thereafter. If the underlying shares are not eventually registered, the Series A Warrants will be exercisable on a cashless basis.
The Series B Warrants will be exercisable after the Company receives shareholder approval and will remain exercisable until the Series B Termination Date. The “Series B Termination Date” means the later to occur of (i) the tenth (10th) trading day after the date the Company receives shareholder approval and (ii) the earlier to occur of (y) the date of shareholder approval and (z) December 30, 2015, provided that in the event that shareholder approval is not received, the Series B Warrants will terminate on the date of the failed shareholder vote.
The Series C Warrants will be exercisable on the date the Company obtains shareholder approval and will remain exercisable until the later to occur of (i) the sixth (6th) trading day after the Series C Trigger Date (as defined in the Series C Warrant) and (ii) the earlier to occur of (y) the date of shareholder approval and (z) December 30, 2015. In the event that shareholder approval is not received, the Series C Warrants will terminate on the date of the failed shareholder vote.
The exercisability of the Series A Warrants, the Series B Warrants, the Series C Warrants, and the Series D Warrants may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.99% of the Company’s Common Stock (the “Beneficial Ownership Limitation”). In the event a holder of the Series A Warrants, Series B Warrants or Series C Warrants is unable to fully exercise the holder’s warrants due to the limitation, the holder may elect to receive a prepaid Series D Warrant rather than shares of Common Stock. Such a Series D Warrant would provide the holder of such warrant the right to receive the number of shares of Common Stock that the holder would have received upon the exercise of the Warrants if not for the Beneficial Ownership Limitation. The Series D Warrants are exercisable at any time after their original issuance. The number of shares of Common Stock underlying the Series D Warrants is subject to adjustment due to stock dividends, splits, as well as subsequent dilutive issuances.

The Series B Warrants and Series C Warrants will be automatically exercisable in full upon the occurrence of certain conditions, including, without limitation, obtaining shareholder approval. If all conditions are satisfied, the Company anticipates receiving $5.0 million in gross proceeds from the exercise of the Series B Warrants (the “Second Funding”) and an additional $5.0 million in gross proceeds from the exercise of the Series C Warrants (the “Third Funding”), in each case, before deducting the placement agent fee and related offering expenses. In addition, the Series A Warrants, Series B Warrants and Series C Warrants contain provisions that allow for the exercise price of those warrants to be decreased and for the number of shares underlying those warrants to be increased upon the occurrence of certain events.
For the complete terms of the Series A Warrants, the Series B Warrants, the Series C Warrants, and the Series D Warrants, you should refer to the forms of these warrants which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference into this report.
Registration Rights Agreement
As a condition to the closing of the Offerings, the Company will enter into a registration rights Agreement with the Investors (the “Registration Rights Agreement”). The Registration Rights Agreement requires the Company to file a registration statement on Form S-3 (unless the Company is not then eligible to register for resale the securities on Form S-3, in which case such registration will be on another appropriate form) on or prior to the 30th calendar day following the closing of the Private Placement for the resale of the shares of Common Stock issuable upon the exercise of the Series A Warrants, Series B Warrants and Series C Warrants.
For the complete terms of the Registration Rights Agreement, you should refer to the forms of these warrants which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference into this report.
Magna Settlement and Release Agreement
On September 8, 2015, the Company entered into a Settlement and Waiver Agreement with MG Partners II Ltd. (“Magna”) in connection with entering into the Purchase Agreement regarding the Offering (the “Settlement Agreement”). The Settlement Agreement relates to the notice of event of default that Magna delivered to the Company on June 19, 2015 regarding the two senior convertible notes it previously issued to Magna in the aggregate principal amount of $4,297,649.54 pursuant to the Amendment and Exchange Agreement dated April 2, 2015 between the Company and Magna (the “Exchange Agreement”), including one senior convertible note in the principal amount of $797,649.54 that matures in June 2016 (the “June Note”) and another senior convertible note in the principal amount of $3,500,000 that matures in August 2016 (the “August Note” and, together with the June Note, the “Magna Notes”). The Exchange Agreement, among other things, provided for the exchange of the Magna Notes for two senior convertible notes that previously had been issued pursuant to the Securities Purchase Agreement dated June 30, 2014 between the Company and Magna (the “Magna Purchase Agreement”). On June 25, 2015, the Company filed a Current Report on Form 8-K disputing Magna’s claim that an event of default had occurred with respect to the Magna Notes (the “Dispute”).
Pursuant to the Settlement Agreement, effective upon the completion of the Initial Funding contemplated in the Offering, the Company and Magna will settle the Dispute by mutually releasing all claims between them relating to the Magna Notes, the Magna Purchase Agreement, the Exchange Agreement and other related documents arising with respect to events occurring prior to the date of the Settlement Agreement.
The Settlement Agreement provides for the redemption of the Magna Notes by the Company for an aggregate purchase price of $5.0 million in connection with the Offering. Upon the Initial Funding, all of the $797,649.54 principal amount of the June Note (and all accrued interest thereon) and $1,351,175.23 of the August Note (and all accrued interest thereon) will be redeemed for an aggregate cash payment by the Company to Magna of $2.5 million. Upon the Second Funding, $1,074,412.39 of the principal amount of the August Note (and all accrued interest thereon) will be redeemed for an additional cash payment of $1.25 million. Upon the Third Funding, the final $1,074,412.39 of the principal amount of the August Note (and all accrued interest thereon) will be redeemed for a final cash payment of $1.25 million.
After completing the Initial Funding, if the Company fails to obtain required shareholder approval by November 13, 2015 and the Second Funding and Third Funding do not occur or otherwise they fail to provide to the Company at least $5.0 million in gross proceeds in each case as contemplated in the Offering, then the Company may still redeem the remaining principal amount of the August Note for the aggregate redemption price of $2.5 million if it consummates an alternative offering, or multiple alternate offerings, of equity or equity-linked securities providing at least $5.0 million in aggregate gross proceeds to the Company. If that occurs, the Company will purchase a portion of the principal amount of the August Note not purchased in the Initial Funding for a purchase price of $1,250,000 plus 25% of the gross proceeds from all alternative offerings in excess of $5.0 million. For each $1,000 in purchase price paid to Magna in connection with any alternative offering or offerings, the Company will purchase (x) $859.53 of the principal amount of the August Note plus (y) any accrued and unpaid interest with respect thereto up to a maximum of $140.47 with respect to such principal amount. Additionally, after completing the Initial Funding, if the Company fails to obtain shareholder approval by November 13, 2015, the annual interest rate on the August Note shall increase from 6% to 10%.
Upon the Initial Funding, the Settlement Agreement provides that Magna will permanently waive or terminate, among other rights:

•	its right under the Magna Purchase Agreement to participate in future Company equity or debt financing transactions;

•	the right to accrue default annual interest of 18% on the August Note until it matures;

•	the right to convert the August Note into shares of Common Stock; and

•	the right to transfer the August Note.
As more fully described below, the Company represents in the Settlement Agreement that it has obtained the consent of Hercules (as defined below) to (a) the transactions contemplated in the Settlement Agreement and (b) the payment of the August Note, including principal and accrued interest, on or after its maturity date, provided that the Hercules consent is subject to the conditions that (i) no payment may be made under the Settlement Agreement by the Company to Magna if the Company is in violation of its liquidity covenant in the Loan and Security Agreement (as defined and described more fully below) and (ii) in no event shall the aggregate payments made by the Company to Magna under the Settlement Agreement exceed $5.0 million.
Additionally, the Settlement Agreement provides that it will terminate and be null and void if the Initial Funding does not occur on or prior to September 15, 2015.
The foregoing description of the Settlement Agreement does not purport to be complete, and is qualified in its entirety by reference to the Settlement Agreement filed as an exhibit to this report and incorporated herein by reference.
Consent and First Amendment to Loan and Security Agreement and Warrant Amendment
On September 8, 2015, the Company and its subsidiary entered into a Consent and First Amendment to Loan and Security Agreement (the “Amendment”) with Hercules Technology Growth Capital, Inc., as administrative and collateral agent for the lenders thereunder and as a lender, and Hercules Technology III, L.P., as a lender (together, “Hercules”). The Amendment amends the Loan and Security Agreement dated June 30, 2014 among the Company, its subsidiary and Hercules (the “Loan and Security Agreement”) and grants consents to the Company relating to the Settlement Agreement with Magna. The Loan and Security Agreement provides for a $20 million term loan to the Company with a maturity date of January 1, 2018 and is secured by substantially all the assets of the Company and its subsidiary.
The Amendment provides that if the Company prepays its loan from Hercules, it must pay a prepayment charge of 1.5% of the amount being prepaid until September 8, 2016 and thereafter 0.75%. Prior to the Amendment, there was no prepayment charge. The Amendment also increases the fee the Company must pay to Hercules upon the maturity of the loan or if it is prepaid from $1.45 million to $1.65 million. Additionally, the Amendment reduces the Company’s obligation to maintain unrestricted cash of $9 million to an amount that varies based on the loan amount and reduces as the loan amount is reduced with a maximum cash requirement of $9.0 million if the loan amount exceeds $19.0 million and a potential minimum cash requirement of $2.5 million if the loan amount is $7.0 million or less.
In connection with the Settlement Agreement and the Offering, the Amendment further provides that if the Company fails to obtain required shareholder approval by November 13, 2015 or either the Second Funding or the Third Funding does not occur or otherwise fails to provide to the Company at least $5.0 million in gross proceeds in each case as contemplated in the Offering, then the annual interest rate on the loan will increase by 1.5% during the period commencing upon the occurrence of such failure until the Company has received gross proceeds of at least $15.0 million from the sale of equity or equity-linked securities including without limitation any proceeds from the Offering.
Regarding the Settlement Agreement with Magna, the Amendment provides that Hercules will permit that the Magna Notes may be paid or redeemed in accordance with the terms Settlement Agreement subject to the conditions that (i) no payment may be made under the Settlement Agreement by the Company to Magna if the Company is in violation of its liquidity covenant in the Loan and Security Agreement and (ii) in no event shall the aggregate payments made by the Company to Magna under the Settlement Agreement exceed $5.0 million.
The Amendment also provides that Hercules waives and releases the event of default notice it sent to the Company on June 30, 2015, which is more fully described in the Current Report on Form 8-K filed by the Company on July 7, 2015.
In connection with entering into the Amendment, the Company and Hercules Technology III, L.P. entered into the First Amendment to Warrant to Purchase Shares of Common Stock of Amedica Corporation on September 8, 2015 (the “Warrant

Amendment”). The Warrant Amendment amends the Warrant to Purchase Shares of Common Stock of the Company issued by the Company on June 30, 2014 (the “Warrant”) to:

•	increase the number of shares that may be purchased to 1,548,387;

•	reduce the exercise price of the Warrant to the lower of $0.47 per share and the exercise price of the Series A Warrants issued in the Offering; and

•	modify the term in which the Warrant may be exercised to match the term during which the Series A Warrants may be exercised.
The foregoing description of the Amendment and the Warrant Amendment do not purport to be complete, and are qualified in their entirety by reference to the Amendment and Warrant Amendment filed as exhibits to this report and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.
Item 8.01. Other Events.
The information set forth in Item 1.01 with respect to the Public Offering is hereby incorporated herein by reference.  The Company will file the opinion of its counsel, Dorsey & Whitney LLP, relating to the legality of the issuance and sale of the shares of Common Stock, Series B Warrants and shares of Common Stock issuable upon exercise of the Series B Warrants in the Public Offering, by amendment to this report.
On September 8, 2015, the Company issued a press release announcing the Offerings and the execution of the Purchase Agreement.  A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
4.1	Form of Series A Warrant
4.2	Form of Series B Warrant
4.3	Form of Series C Warrant
4.4	Form of Series D Warrant
5.1*	Opinion of Dorsey & Whitney LLP
10.1
Consent and First Amendment to Loan and Security Agreement dated September 8, 2015 by and among Hercules Technology Growth Capital, Inc., the financial institutions signatory thereto, Amedica Corporation, and the guarantors signatory thereto.

10.2	First Amendment to Warrant to Purchase Shares of Common Stock of Amedica Corporation dated September 8, 2015, by and between Amedica Corporation and Hercules Technology III, L.P.
10.3	Settlement and Waiver Agreement dated September 8, 2015, by and among Amedica Corporation and MG Partners II, Ltd.
10.4	Placement Agency Agreement between Amedica Corporation and Ladenburg Thalmann & Co. Inc.
10.5	Form of Securities Purchase Agreement between Amedica Corporation and the Purchasers Dated September 8, 2015
10.6	Form of Registration Rights Agreement
23.1*	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 above)
99.1	Press Release Dated September 8, 2015
* To be filed by amendment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
AMEDICA CORPORATION
Date: September 8, 2015
By: /s/ Ty Lombardi
Name: Ty Lombardi
Title: Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Series A Warrant
4.2	Form of Series B Warrant
4.3	Form of Series C Warrant
4.4	Form of Series D Warrant
5.1*	Opinion of Dorsey & Whitney LLP
10.1
Consent and First Amendment to Loan and Security Agreement dated September 8, 2015 by and among Hercules Technology Growth Capital, Inc., the financial institutions signatory thereto, Amedica Corporation, and the guarantors signatory thereto.

10.2	First Amendment to Warrant to Purchase Shares of Common Stock of Amedica Corporation dated September 8, 2015, by and between Amedica Corporation and Hercules Technology III, L.P.
10.3	Settlement and Waiver Agreement dated September 8, 2015, by and among Amedica Corporation and MG Partners II, Ltd.
10.4	Placement Agency Agreement between Amedica Corporation and Ladenburg Thalmann & Co. Inc.
10.5	Form of Securities Purchase Agreement between Amedica Corporation and the Purchasers Dated September 8, 2015
10.6	Form of Registration Rights Agreement
23.1*	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 above)
99.1	Press Release Dated September 8, 2015
* To be filed by amendment.